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                                                                       EXHIBIT 5
                             DEWEY BALLANTINE LLP

                          1301 AVENUE OF THE AMERICAS
                             NEW YORK 10019-6092
                     TEL 212 259-8000   FAX 212 259-6333



                              May 10, 1999



Triad Hospitals, Inc.
13455 Noel Road, Suite 2000
Dallas, Texas 75240


                Re:  Triad Hospitals, Inc. Management Stock Purchase Plan
                     and Outside Director's Stock and Incentive Compensation
                     Plan
                     ----------------------------------------------------------


Gentlemen:

          We are acting as counsel for Triad Hospitals, Inc., a Delaware corporation ("Triad"), in connection with the registration by Triad under the Securities Act of 1933, as amended (the "Act"), of 260,000 shares of common stock, par value $.01 per share, to be offered pursuant to the Triad Hospitals, Inc. Management Stock Purchase Plan (the "Management Plan") and 175,000 shares of common stock, par value $.01 per share, to be offered pursuant to the Triad Hospitals, Inc. Outside Director's Stock and Incentive Compensation Plan (the "Director's Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The shares of common stock, par value $.01 per share, to be offered pursuant to the Management Plan and the Director's Plan are collectively referred to herein as the "Shares."

          We are familiar with the proceedings of Triad relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.
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Triad Hospitals, Inc.
May 10, 1999
Page 2

          Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Management Plan and the Director's Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Triad authorizing such issuance, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,


                              /s/ Dewey Ballantine LLP